Amendment
dated August 18, 2014,
to the
Distribution Plan - A-Class Shares
of
Rydex Series Funds,
dated November 5, 2001,
as Amended

EXHIBIT A

Rydex Series Funds
Distribution Fees - A-Class Shares

Rydex Series Funds
Nova Fund
Inverse S&P 500® Strategy Fund
NASDAQ-100® Fund
Inverse Government Long Bond Strategy Fund
Mid-Cap 1.5x Strategy Fund
Inverse NASDAQ-100® Strategy Fund
Government Long Bond 1.2x Strategy Fund
Russell 2000® 1.5x Strategy Fund
Europe 1.25x Strategy Fund
S&P 500® Pure Value Fund
S&P 500® Pure Growth Fund
S&P MidCap 400® Pure Value Fund
S&P MidCap 400® Pure Growth Fund
Inverse Mid-Cap Strategy Fund
S&P SmallCap 600® Pure Value Fund
S&P Small-Cap 600® Pure Growth Fund
Inverse Russell 2000® Strategy Fund
Strengthening Dollar 2x Strategy Fund
Weakening Dollar 2x Strategy Fund
Long Short Equity Fund
Multi-Hedge Strategies Fund
Banking Fund
Basic Materials Fund
Biotechnology Fund
Commodities Strategy Fund
Consumer Products Fund
Electronics Fund
Energy Fund
Energy Services Fund
Financial Services Fund
Health Care Fund
Internet Fund
Leisure Fund
Precious Metals Fund
Real Estate Fund
Retailing Fund
Technology Fund
Telecommunications Fund
Transportation Fund
Utilities Fund
S&P 500® Fund
Russell 2000® Fund
Managed Futures Strategy Fund
High Yield Strategy Fund
Inverse High Yield Strategy Fund
Japan 2x Strategy Fund
Event Driven and Distressed Strategies Fund

International 2x Strategy Fund
Inverse International 2x Strategy Fund
Emerging Markets 2x Strategy Fund
Inverse Emerging Markets 2x Strategy Fund
Emerging Markets Bond Strategy Fund
Monthly Rebalance NASDAQ-100® 2x Strategy Fund

Additions are noted in bold.

Distribution Fees

Distribution Services…………………………….twenty-five basis points (.25%)

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.